EXHIBIT 10.36



                                          [Date]


             Performance Share Award -- Letter Agreement
               Fiscal XXXX-YYYY -- Long-Term Incentive


<<Name>>

Dear <<First_Name>>:

      I am pleased to advise you that the Compensation and Nominating Committee (the "Committee") of The Reader's Digest Association, Inc. (the "Company") has awarded to you the opportunity to earn the Performance Shares shown below under The Reader's Digest Association, Inc. [1994] Key Employee Long Term Incentive Plan (the "Plan") for the Fiscal XXXX-YYYYPerformance Cycle, which begins on [date] and ends on [date] (the "Performance Cycle").

              Threshold           Target            Maximum
              <<Minimum>>       <<Target>>        <<Maximum>>

This award is subject to the following terms and conditions:

      1. Each Performance Share shall be valued at the average closing price of one share of the Company's Common Stock over the last 20 trading days of the Performance Cycle. In accordance with the terms of the Plan, each Performance Share shall automatically be valued with reference to one share of the Company's Common Stock.

      2(a).In accordance with paragraph 5 below, no portion of the Performance Share Award shall be paid in cash or credited as deferred compensation unless and until you have remained in the continuous employment of the Company or its Designated Subsidiaries (as defined in the Plan) for the Performance Cycle and provided the Committee has certified the attainment of Performance Goals in accordance with paragraph 3 below.

      2(b).The number of Performance Shares earned as of the end of the Performance Cycle shall be based on the Award Opportunity Tables and methodology described in Schedule A.

      3. Promptly after the end of the Performance Cycle, and after certification in writing by the Committee of the extent of the attainment of the Performance Goals set forth in Schedule A, the value of any Performance Shares you have earned in accordance with paragraph 2(b) above shall be paid out to you in cash, to the extent not deferred as described in paragraph 4 below.

      The Committee shall not have discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the Performance Goals. Notwithstanding any other provisions of this award, the Committee shall have the discretion to reduce the compensation payable that would otherwise be due upon attainment of the Performance Goal in the manner permitted under Section 162(m) of the Internal Revenue Code of 1986, as amended.

      4. At any time on or before [date], you may elect the percentage, if any, of your Performance Share Award otherwise payable to you, as provided in paragraph 2 and Schedule A, that you wish to be deferred. An election form for this purpose is attached to this letter (Schedule B).

      5. Notwithstanding any provision to the contrary set forth in any prior contract, agreement, plan or policy (including, but not limited to, a provision calling for payment by the Company of the value of any benefits that cannot be paid under the existing or amended terms of any such contract, agreement, plan or policy), if your employment with the Company and its Designated Subsidiaries terminates prior to the end of the Performance Cycle by reason of retirement, death, disability, voluntary resignation or involuntary termination for any reason, all of the Performance Shares subject to this award and all of the performance shares (if any) subject to any prior awards to you under the Plan that remain outstanding are forfeited and canceled by the Company, and all such Performance Shares shall be deemed not to have any value. Transfers within or between the Company and its Designated Subsidiaries, shall not be considered a termination of employment for purposes of this paragraph.

      6. Subject to the applicable provisions of this Letter Agreement and the Plan, Performance Shares may not be transferred.

      7.   In the event of a "Change in  Control"  (as defined in the
Plan), the Performance Cycle will be deemed to have terminated on the date of the Change in Control and you will be deemed to have earned the target number of Performance Shares subject to this award as of that date. Payment will be made within thirty (30) days following the Change in Control, except to the extent that an election to defer was in effect in accordance with paragraph 4 of this Letter Agreement.

      8. (a) Notwithstanding anything herein to the contrary, the Committee may terminate this award immediately if you engage in any Detrimental Activity.

      (b) As a condition of the payment of this award, you shall certify at the time of payment in a manner acceptable to the Company that you are in compliance with the terms and conditions of the Plan and that you have not engaged in, and do not intend to engage in, any Detrimental Activity. In the event you engage in a Detrimental Activity prior to, or during the two (2)-year period after, your termination of employment with the Company and its Designated Subsidiaries, the Company shall be entitled to recover from you at any time within two (2) years after such termination of employment, and you shall pay over to the Company, the full amount of any payment to you under this award that was made within two (2) years prior to your termination of employment, and the Company shall be entitled to set-off against the amount of any such payment any amount owed to you by the Company or its affiliates.
Furthermore,  if you do not pay  over to the  Company  within  twenty
(20) days of demand any payment of this award, such amount shall thereafter bear interest at the maximum rate permitted by law and you shall be liable for all of the Company's costs of collection, including but not limited to, reasonable legal fees.

      (c) "Cause" for purposes of this award shall include, by way of example, but not limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind, conviction of (or pleading guilty or nolo contendere to ) a crime, a material violation of any rules, policies, procedures or guidelines of the Company or its affiliates, or refusal to perform normal duties and responsibilities (for any reason other than illness or incapacity) which, in any case, the Company classifies as a termination for Cause.

      (d) Except in the event that a Change in Control has occurred and your employment with the Company and its Designated Subsidiaries has terminated involuntarily without Cause (as defined in paragraph 8(c)), "Detrimental Activity" means:

           (i) the disclosure to anyone outside the Company or its affiliates, or the use in other than the Company's or its affiliate's business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company or its affiliates, acquired by you during employment with the Company or its affiliates;

           (ii) activity while employed that results, or if known could result, in termination of your employment that is classified by the Company as a termination for Cause as defined in paragraph 8(c) above;

           (iii) any attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hire) any non-clerical employee of the Company or its affiliates to be employed by, or to perform services for, you or any person or entity with which you are associated (including, but not limited to, due to your employment by, consultancy for, equity interest in, or creditor relationship with such person or entity) or any person or entity from which you receive direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company;

           (iv) any attempt, directly or indirectly, to solicit in a competitive manner any current or prospective customer (other than the ultimate consumer) or advertiser of the Company or its affiliates without, in all cases, written authorization from the Company;

           (v) your Disparagement, or inducement of others to do so, of the Company or its affiliates or their past and present officers, directors, employees or products;

           (vi) without written authorization from the Company, the rendering of services, at any time during the period of one
      (1) year after your termination of employment with Reader's Digest and its Designated Subsidiaries, for any organization, or engaging, directly or indirectly, in any business, which is competitive with the Company or its affiliates, or which organization or business, or the rendering of services to such organization or business, is otherwise prejudicial to or in conflict with the interests of the Company or its affiliates, provided however that the only organizations and businesses which shall be covered by this subparagraph (vi) shall be those set forth on Schedule C hereto (which list may be changed or expanded by the Committee at any time on 90 days written notice to you which notice shall become effective 90 days after the giving of such notice, if you are then employed by the Company or any Designated Subsidiaries); or

           (vii)  any  other   conduct  or  act   determined  by  the
      Committee,   in  its   sole   discretion,   to  be   injurious,
      detrimental or prejudicial to any interest of the Company or its affiliates.

In the event that a Change in Control has occurred and your employment with the Company and its Designated Subsidiaries has terminated involuntarily without Cause (as defined in paragraph 8(c)), "Detrimental Activity" shall have the meaning stated in subparagraph 8(d)(i), only.

      For purposes of subparagraphs 8(d)(i), (iii), (iv) and (vi) above, the Chief Executive Officer, the most senior Human Resources Officer and the most senior Legal Officer of the Company shall each have authority to provide you with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide you with such authorization.

      (e) "Disparagement" includes, without limitation, comments or statements to the press, the Company's or its affiliates' employees or any individual or entity with whom the Company or its affiliates has a business relationship which would adversely affect in any manner: (i) the conduct of the business of the Company or its affiliates (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or its affiliates, or any of their products, or their past or present officers, directors or employees.

      9. Any portion of a Performance Share Award that does not become payable or creditable to a Participant in accordance with paragraph 2, 5, 7, or 8 above and Schedule A shall be retained by the Company and canceled.

      10. Nothing in this Letter Agreement is intended to or shall give you any right or status of any kind as a stockholder of the Company or entitle you to dividends in respect of the shares of Common Stock on which the Performance Shares are based. This
Letter Agreement does not confer upon you any right to continue in the employ of the Company or any of its subsidiaries or affiliates. The granting of this award does not entitle you to any benefit other than the benefits specifically and expressly granted hereunder. Any benefits granted under this award are not part of your ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation. This Letter Agreement is subject to and is to be construed in accordance with the terms and provisions of the Plan and any terms defined therein shall have the same meanings when used herein. In the event of any conflict between this Letter Agreement and the terms and provisions of any prior contract, agreement, plan or policy, the terms and provisions of this Letter Agreement shall control.

      11. The Plan and this Letter Agreement shall be governed by the laws of the State of New York, excluding any conflict of laws or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and this Letter Agreement to the substantive law of another jurisdiction. You are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, County of Westchester, to resolve any and all issues that may arise out of or relate to the Plan and this Letter Agreement.

      Please  indicate  your  acceptance  by signing  this letter and
returning   it  to   Lisa  A.   Cribari,   Vice   President,   Global
Compensation and Benefits.

                               Sincerely,
                               THE READER'S DIGEST ASSOCIATION, INC.


                               /s/THOMAS O. RYDER
                               Thomas O. Ryder
                               Chairman and Chief Executive Officer


Accepted:______________________________________
           Participant's Signature